UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 20, 2007
                                                        ------------------

                         UNITED FINANCIAL BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

           Maryland                 000-52947              Being Applied For
           --------                 ---------              -----------------
(State or Other Jurisdiction       (Commission             (I.R.S. Employer
     of Incorporation)              File Number)          Identification No.)

              95 Elm Street. West Springfield, Massachusetts 01089
              ----------------------------------------------------
                    (Address of principal executive offices)
                                 (413)-787-1700
                                 --------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 20, 2007, United Bank (the "Bank"), the wholly owned subsidiary of United Financial Bancorp, Inc., a Maryland corporation, entered into substantially similar Split Dollar Life Insurance Agreements with each of the following executive officers of the Bank: Richard B. Collins, President and Chief Executive Officer; Keith E. Harvey, Executive Vice President, Operations and Retail; and John J. Patterson, Senior Vice President of Risk Management.

The Agreements are intended to be non-equity, endorsement split dollar agreements, with respect to certain life insurance policies issued by a duly licensed life insurance company identified in the Agreements. The insurance policies are to be treated as "bank owned life insurance." Pursuant to the Agreements, the Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the insurance policies in force. Upon the death of an executive officer while employed by the Bank, the division of the death proceeds of his insurance policy shall be as follows: the executive officer's designated beneficiary(ies) will be entitled to payment from the policy proceeds directly from the insurer of an amount equal to the lesser of:

                   (i) a specified dollar amount ($1.2 million in the case of Mr. Collins; $600,000 in the case of Mr. Harvey; and $250,000 in the case of Mr. Patterson); or

                   (ii) The Net Death Benefit. The "Net Death Benefit" shall be the death benefit payable under the terms of the policy reduced by the aggregate premiums paid by the Bank.

The Bank shall at all times be entitled to one hundred percent (100%) of the insurance policies' cash values, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank.

The Agreements will continue in existence only for so long as each executive officer remains employed by the Bank and will terminate on the termination of the executive officer's employment (other than due to his death).

The Agreements for the executive officers are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K. The above description of the Agreements is qualified by reference to the Agreements themselves.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired: None

(b) Pro Forma Financial Information: None

(c) Shell company transactions: None

(d) Exhibits:
    Exhibit 10.1: Agreement for Richard B. Collins
    Exhibit 10.2: Agreement for Keith E. Harvey
    Exhibit 10.3: Agreement for John J. Patterson

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       UNITED FINANCIAL BANCORP, INC.


Date: December 27, 2007                By: /s/ Mark A. Roberts
      -----------------                    ----------------------------------
                                           Mark A. Roberts
                                           Executive Vice President and
                                           Chief Financial Officer
                                           (Duly Authorized Representative)